Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this amended registration statement and related prospectus of MRI Interventions, Inc. dated March 29, 2013 and to the incorporation by reference therein of our report, dated March 11, 2013, with respect to the financial statements of MRI Interventions, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ CHERRY BEKAERT LLP

Tampa, Florida
March 29, 2013